Exhibit 99.2

Stardust Power Inc. & Subsidiary

CONDENSED CONSOLIDATED BALANCE SHEETS

(all amounts in USD, except number of shares)

	As of March 31, 2024	As of December 31, 2023
	(unaudited)
ASSETS
Current assets
Cash	$388,398	$1,271,824
Prepaid expenses and other current assets	281,669	426,497
Deferred transaction costs	1,816,261	1,005,109
Total current assets	$2,486,328	$2,703,430
Computer and equipment, net	4,915	1,968
Pre-acquisition capital project cost	788,967	100,000
Investment in equity securities	163,898	218,556
Total assets	$3,444,108	$3,023,954

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$2,357,471	$1,256,792
Accrued liabilities and other current liabilities	583,120	208,107
Current portion of early exercised shares option liability	3,443	2,990
Short-term loan	49,143	72,967
Total current liabilities	$2,993,177	$1,540,856
SAFE notes	5,520,100	5,212,200
Early exercised shares option liability	5,107	5,660
Total liabilities	$8,518,384	$6,758,716

Commitments and contingencies (Note 2)

Stockholders’ equity (deficit)
Common stock, $0.00001 par value, 15,000,000 shares authorized, 9,017,300 shares issued and outstanding as at March 31, 2024 and December 31, 2023	87	87
Additional paid-in capital	118,435	58,736
Accumulated deficit	(5,192,798)	(3,793,585)
Total stockholders’ deficit	$(5,074,276)	(3,734,762)

Total liabilities and stockholders’ deficit	$3,444,108	$3,023,954

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

1

Stardust Power Inc. & Subsidiary

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(all amounts in USD, except number of shares)

(Unaudited)

	Three months ended March 31, 2024	Period from March 16, 2023 (inception) through March 31, 2023
Revenue	$-	$-

General and administrative expenses (including related party amounts of $Nil and $96,806 in 2024 and 2023 respectively)	1,235,366	245,402
Operating loss	(1,235,366)	(245,402)
Other (expenses)
Interest expense (including related party amounts of $Nil and $103 in 2024 and 2023 respectively)	(1,289)	(103)
Change in fair value of investment in equity securities	(54,658)	-
Change in fair value of SAFE notes	(107,900)	-
Total other expenses	(163,847)	(103)

Net loss	$(1,399,213)	$(245,505)

Loss per share
Basic	$(0.16)	$(0.03)
Diluted	$(0.16)	$(0.03)

Weighted average common shares outstanding
Basic	8,669,538	8,741,000
Diluted	8,669,538	8,741,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

2

Stardust Power Inc. & Subsidiary

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(all amounts in USD, except number of shares)

(Unaudited)

For the period from March 16, 2023 (inception) through March 31, 2023

	Common stock		Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	capital	deficit	deficit
Balance as at March 16, 2023 (Inception)	-	$-	$ `	$-	$-
Issuance of common stock	9,000,000	90	-	-	90
Net loss	-	-	-	(245,505)	(245,505)
Balance as at March 31, 2023	9,000,000	$90	$-	$(245,505)	$(245,415)

For the three months ended March 31, 2024

	Common stock		Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	capital	deficit	deficit
Balance as at December 31, 2023	9,017,300	$87	$58,736	$(3,793,585)	$(3,734,762)
Transfer from early exercised stock option liability on vesting (Note 3)	-	-	100	-	100
Net loss	-	-	-	(1,399,213)	(1,399,213)
Stock based compensation (Note 3)	-	-	59,599	-	59,599
Balance as at March 31, 2024	9,017,300	$87	$118,435	$(5,192,798)	$(5,074,276)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

3

Stardust Power Inc. & Subsidiary

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(all amounts in USD)

(Unaudited)

	Three months ended March 31, 2024	Period from March 16, 2023 (inception) through March 31, 2023
Cash flows from operating activities:
Net loss	$(1,399,213)	$(245,505)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation	59,599	-
Change in fair value of investment in equity securities	54,658	-
Change in fair value of SAFE notes	107,900	-
Depreciation expense	185	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(120,172)	(18,805)
Accounts payable	337,262	132,455
Accrued liabilities and other current liabilities	25,101	-
Due to related parties	-	131,855
Net cash used in operating activities	$(934,680)	$-
Cash flows from investing activities:
Purchase of computer and equipment	(3,131)	-
Net cash used in investing activities	$(3,131)	$-
Cash flows from financing activities:
Proceeds from investor for issuance of SAFE notes	200,000	-
Proceeds from issuance of notes payable to related parties	-	1,000,000
Deferred transaction cost paid	(115,788)	-
Repayment of short term loan	(23,824)	-
Repurchase of unvested shares	(6,003)	-
Net cash provided by financing activities	$54,385	$1,000,000

Net increase/ (decrease) in cash	$(883,426)	$1,000,000
Cash at the beginning of the period	1,271,824	-
Cash at the end of the period	$388,398	$1,000,000

Supplemental disclosure for cash flow information:
Interest paid	$1,342	$-

Supplemental disclosure of non-cash investing and financing activities:
Unpaid deferred transaction cost	$735,427	$-
Capital contribution in exchange of subscription receivable	$-	$90
Unpaid preacquisition capital project cost	$423,968	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – DEscription of the company

Nature of Business

Stardust Power Inc., (“the Company”, “Stardust Power”) which was incorporated on March 16, 2023, is a development stage company engaged in setting-up vertically integrated battery grade lithium production, designed to foster energy independence in the United States. While the Company has not earned any revenue yet, the Company is in the process of developing a strategically central, vertically integrated lithium refinery capable of producing up to 50,000 tons per annum of battery-grade lithium.

Business combination

On November 21, 2023, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Global Partner Acquisition Corp II (“GPAC II”), a Cayman Islands exempted company, Strike Merger Sub I, Inc.(First Merger Sub), a Delaware corporation and direct wholly-owned subsidiary of GPAC II, Strike Merger Sub II(Second Merger Sub), LLC, a Delaware limited liability company and direct wholly-owned subsidiary of GPAC II. Upon the merger, GPAC II was renamed as Stardust Power Inc. (“the Combined Company”), with ticker name as “SDST”.

On July 8, 2024, the Company completed the merger. GPAC II deregistered as a Cayman Islands exempted company and domesticate as Delaware corporation. As per the Business Combination Agreement, the First Merger Sub merged into the Company, with the Company being the surviving corporation. Following the First Merger, the Company merged into Second Merger Sub, with Second Merger Sub being the surviving entity.

As per the Business Combination Agreement:

●	Each share of Stardust Power Common Stock issued and outstanding immediately prior to the first effective time converted into the right to receive the number of GPAC II common stock equal to the merger consideration divided by the number of shares of the Company fully-diluted stock.
●	Each outstanding Stardust Power Option, whether vested or unvested, automatically converted into an option to purchase a number of shares of GPAC II common stock equal to the number of shares of GPAC II Common Stock subject to such Stardust Power Option immediately prior to the first effective time multiplied by the per share consideration.
●	Each share of Stardust Power Restricted Stock outstanding immediately prior to the first effective time converted into a number of shares of GPAC II common stock equal to the number of shares of Stardust Power common stock subject to such Stardust Power restricted stock multiplied by the per share consideration.
●	Additionally, GPAC II will issue five million shares of GPAC II common stock to the holders of Stardust Power as additional merger consideration in the event that prior to the eighth (8th) anniversary of the closing of the Business Combination, the volume-weighted average price of GPAC II common stock is greater than or equal to $12.00 per share for a period of 20 trading days in any 30-trading day period or there is a change of control.
●	Immediately prior to the closing of the business combination, the SAFEs automatically converted into the 138,393 shares of common stock of Stardust Power.
●	Immediately prior to the closing of the business combination, the convertible notes automatically converted into 55,889 shares of common stock of the Stardust Power.
●	The Combined Company issued 1,077,541 shares of Combined Company Common Stock in exchange for $10,075,000 of cash in accordance with the terms of the Private Placement Agreement (PIPE) in connection with the Business Combination.

The Company’s basis of presentation within these unaudited condensed consolidated financial statements do not reflect any adjustments as a result of the Business Combination closing. The Business Combination will be accounted for as a reverse recapitalization. Under this method of accounting, GPAC II will be treated as the acquired company for financial statement reporting purposes.

5

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”) regarding interim financial reporting. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all normal and recurring adjustments (which consist primarily of accruals, estimates and assumptions that impact the unaudited condensed consolidated financial statements) considered necessary to present fairly the Company’s condensed consolidated balance sheet as of March 31, 2024, its condensed consolidated statements of operations, stockholder’s deficit and cash flows for the three months ended March 31, 2024 and for the period March 16, 2023 (since inception) through March 31, 2023. Certain information and note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. As such, the information included in this Quarterly Report should be read in conjunction with the audited consolidated financial statements and notes thereto for the period March 16, 2023 to December 31, 2023 included in the Company’s registration statement on Form S-4/A filed with the SEC on May 8, 2024.

The condensed consolidated financial statements include the accounts of Stardust Power Inc. and its wholly owned subsidiary, Stardust Power LLC. All material intercompany balances have been eliminated upon consolidation.

These unaudited condensed consolidated financial statements are presented in U.S. dollars.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the amounts reported and disclosed in the condensed consolidated financial statements and accompanying notes. Those estimates and assumptions include, but are not limited to, useful life of computer and equipment, realization of deferred tax assets, fair valuation of investment in equity securities and fair valuation of stock-based compensation and simple agreement for future equity note (“SAFE note”). The Company evaluates estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates, and those differences could be material to the unaudited condensed consolidated financial statements.

Going Concern

The Company’s unaudited condensed consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company is a development stage entity having no revenues and has incurred net loss of $1,399,213 for the three months ended March 31, 2024. The Company has an accumulated deficit of $5,192,798 and stockholders’ deficit of $5,074,276 as of March 31, 2024. The Company expects to continue to incur significant costs in pursuit of its operating and investment plans. These costs exceed the Company’s existing cash balance and net working capital. These conditions raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these unaudited condensed consolidated financial statements.

As of March 31, 2024 the Company has $388,398 of un-restricted cash. Upon completion of the Business Combination with GPAC II on July 8, 2024 the Company’s consolidated cash balance increased due to the PIPE investments of $10,075,000, and $1,481,835 of Trust account proceeds, net of redemptions and related fees. The Company is also required to make various payments including SPAC transaction costs incurred aggregating to $7,830,176 upon the close of the Business Combination.

As of the date on which these unaudited condensed consolidated financial statements were available to be issued, we believe that the cash on hand, additional investments obtained through the Business Combination will be inadequate to satisfy Company’s working capital and capital expenditure requirements for at least the next twelve months. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next one year. These unaudited condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

6

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Summary of Significant Accounting Policies

The significant accounting policies applied in the Company’s audited consolidated financial statements, as disclosed in the Company’s registration statement on Form S-4/A filed with the SEC on May 8, 2024, are applied consistently in these unaudited interim condensed consolidated financial statements.

Net Loss per Share

The Company adopted ASC 260, “Earnings per Share”, at its inception. Basic net loss per share is calculated by dividing the net loss by the weighted average number of common stock outstanding for the period. Diluted loss per share is calculated by dividing the Company’s net loss available to common stockholders by the diluted weighted average number of shares outstanding for the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as at the first of the year for any potentially dilutive debt or equity.

The following table sets forth the computation of the basic and diluted net loss per share:

	Three months ended March 31, 2024	Period from March 16, 2023 (inception) through March 31, 2023

Numerator:
Net loss	$(1,399,213)	$(245,505)
Denominator:
Weighted average shares outstanding	8,669,538	8,741,000
Net loss per share, basic and diluted	$(0.16)	$(0.03)

The following potentially dilutive shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented, because including them would have had an anti-dilutive effect:

	March 31, 2024	March 31, 2023
Unvested common stock – shares (Note 3)	339,500	259,000

Deferred Transaction Costs

In accordance with ‘Codification of Staff Accounting Bulletins – Topic 5: Miscellaneous Accounting A. Expenses of Offering’ (“SAB Topic 5”), public offering related costs, including legal fee, advisory and consulting fee, are deferred till consummation/ completion of the proposed public offering. The Company has deferred $1,816,261 and $1,005,109 of related costs incurred towards proposed public offering which are presented within current assets in the unaudited condensed consolidated balance sheets as at March 31, 2024 and December 31, 2023. Upon completion of the public offering contemplated herein, these amounts will be recorded as a reduction of stockholders’ equity as an offset against the proceeds of the offering. If the offering is terminated, the deferred offering costs will be expensed.

Commitments and Contingencies

Certain conditions may exist as at the date the unaudited condensed consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. The Company monitors the arrangements that are subject to guarantees in order to identify if the obligor who is responsible for making the payments fails to do so. If the Company determines it is probable that a loss has occurred, then any such estimable loss would be recognized under those guarantees. The methodology used to estimate potential loss related to guarantees considers the guarantee amount and a variety of factors, which include, depending on the counterparty, latest financial position of counterparty, actual defaults, historical defaults, and other economic conditions. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

On March 13, 2024, Stardust Power and IGX Minerals LLC (‘IGX’), entered into an exclusive Letter of Intent (“IGX LOI”) to potentially acquire interests in certain mining claims (“IGX Claims”). The contemplated transaction is subject to the entering into of a definitive agreement, due diligence by Stardust Power, and other factors. In connection with the entering into the non-binding IGX LOI, Stardust Power has paid a non-refundable payment of $30,000 in connection with obtaining a binding exclusivity right. Further, Stardust Power has agreed to binding provisions relating to (i) a right of first refusal in favor of Stardust Power and (ii) the delivery of a form promissory note in favor of IGX. If executed, the promissory note, in the amount of approximately $235,000, is to be used for the payment of the maintenance fees of the IGX Claims, and is for a term of twenty-four (24) months with an annual interest rate of six percent (6%) and repayment due upon maturity. The IGX LOI provides that the promissory note will be entered into regardless of whether the parties have reached a definitive agreement by July 1, 2024. If Stardust Power acquires an interest in any of the IGX Claims, the balance of the promissory note shall be credited as part of Stardust Power’s investment and IGX shall have not be required to repay the note. The promissory note has not been issued as of the date of issuance of unaudited condensed financial statements.

7

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On March 15, 2024, Stardust Power and Usha Resources Inc (“Usha resource”) entered into a non-binding Letter of Intent, except for certain binding terms such as those relating to the exclusivity period until September 30, 2024 (“Jackpot LOI”) to acquire an interest in Usha Resources’ lithium brine project, situated in the United States. The contemplated transaction is subject to entering into a definitive agreement, due diligence by Stardust Power, and other factors. Stardust Power has made a non-refundable payment of $25,000 upon execution of the LOI in connection with securing exclusivity and a further $50,000 payment (the “Second Payment”) is intended to be made by Stardust Power sixty days from March 15, 2024; provided that the Second Payment shall be non-refundable except if Usha Resources breaches the terms of the Jackpot LOI at which point Usha Resources shall refund the Second Payment together with all out-of-pocket expenses (including the fees and expenses of legal counsel, accountants and other advisors hereof) incurred by Stardust Power. If the parties enter into definitive agreements pursuant to the Jackpot LOI, (i) depending on the earn-in level, the total consideration could total up to $26,025,000 over five years inclusive of up to $18,025,000 in payments comprising cash and stock and a work commitment of $8,000,000. Upon completion of the full earn-in including Net Smelter Royalty buyback, Usha would retain 10% of the project and a 1% Net Smelter Royalty and would be carried in the joint venture formed between Usha Resources and Stardust Power receipt of a formal Decision to Mine following completion of a Feasibility Study. Usha Resources is in the process of conducting additional water testing with respect to a second hole. Given the early stage of this project, the full scope of any additional financing that may be required is not fully known; however, the Company has not entered into any arrangement for financing outside of the Jackpot LOI. On May 14, 2024, Company made the second payment as stated above.

Preacquisition capital project cost

The Company has an exclusive option purchase agreement with the City of Muskogee, Oklahoma for 66 acres of undeveloped tract (excluding wetlands and creeks). The option was scheduled to end on the earlier of February 29, 2024, the date the property is purchased, or the termination of the agreement by either party. The agreement allows for two, three-month extensions, provided that the Company is performing due diligence and pursuing permits and approvals. Non-refundable option payments of $25,000 and $75,000 were made on June 8, 2023, and October 10, 2023, respectively. The Company has capitalized these payments as pre-acquisition capital project costs as at March 31, 2024 and December 31, 2023 because these payments would be credited against the full purchase price of the land upon acquisition. On January 10, 2024, the Company entered into an agreement to exercise the option and purchase the land for an additional amount of $1,562,030. Title to the land is pending to be transferred in the Company’s name as at March 31, 2024. The Company capitalized an additional $688,967 towards pre-acquisition capital project costs related to Front end loading (FEL-1) and environmental studies done during the three months ended March 31, 2024.

Recently Issued Accounting Pronouncements Not Yet Adopted

The Company has reviewed the accounting pronouncements issued during the three months ended March 31, 2024 and concluded they were either not applicable or not expected to have a material impact on the Company’s condensed consolidated financial statements.

NOTE 3 – STOCK-BASED COMPENSATION

Shares Issued at Inception

At March 16, 2023 (inception), certain employees and service providers participated in the purchase of restricted common stock of the Company aggregating to 550,000 shares. Out of the total, certain restricted stocks vested immediately and remaining unvested restricted stock aggregating to 259,000 shares vests over 24 months subject to service conditions and accelerated vesting upon certain events. The agreements also contain a repurchase option noting that if the employee or service provider is terminated, for any reason, the Company has the right and option to repurchase the service provider’s unvested restricted common stock. Separate and apart from this repurchase option for unvested awards, if at any time holders of vested shares intend to sell or transfer, their holdings to a third-party (other than permitted family transfers), the Company has an option to exercise a right of first refusal (‘ROFR’) to purchase these subject shares at the intended negotiated price between the holder and the third-party. The ROFR would remain active until the earlier of an initial public offering of the Company’s common stock or the occurrence of the defined change in control event. The existence of the ROFR does not affect the equity classification for the Company’s share based awards as the possibility of triggering event for ROFR within six months of vesting is remote. Since all shareholders purchased the shares at par value of $0.00001 and the shares had no incremental value beyond the par value as at that date, during the period from March 16, 2023 (inception) through March 31, 2023 and three months ended March 31, 2024, the stock-based compensation expense impact is insignificant. As at March 31, 2024, 54,500 outstanding shares had not vested and the weighted average remaining contractual period of the unvested restricted stock is one year. Any shares subject to repurchase by the Company are not deemed, for accounting purposes, to be outstanding until those shares vest. The amount to be recorded as liabilities associated with shares issued with repurchase rights were immaterial as at March 31, 2024 and December 31, 2023.

As of March 31, 2023, there have been no grants under the 2023 Equity Incentive Plan.

8

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Restricted stock activity for the three months ended March 31, 2024 and balances as at the end of March 31, 2024 were as follows:

	Restricted Stock
	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as at December 31, 2023	68,125	0.00001
Granted	-	0.00001
Vested	(13,625)	0.00001
Forfeited	-	0.00001
Unvested as at March 31, 2024	54,500	$0.00001

Equity Incentive Plan

At March 16, 2023 (inception), the Company’s stockholders approved the 2023 Equity Incentive Plan and 500,000 shares of the Company’s common stock have been reserved for issuance under the plan.

During October and November, 2023, the Company granted options for 495,000 shares of stock options under the 2023 Equity Incentive Plan: 475,000 options were granted to employees and 20,000 options were granted to a consultant. The employee grants vest over a period of 3 to 5 years, and the consultant grant vests over 18 months. The options granted to both employee and consultant are exercisable at the exercise price of $0.03.

All the options under the ‘2023 Equity Incentive Plan’ were early-exercised by grantees. Accordingly, the Company received a total amount of $14,850 towards the early exercise of these options during the period from March 16, 2023 (inception) through December 31, 2023 and recorded a liability against the early exercise of these options.

On December 14, 2023, the Company repurchased 200,000 unvested shares that were granted to Abi Adeoti under ‘2023 Equity Incentive Plan’ at the original exercise price of $0.03. The Company repaid a total amount of $6,000 for the repurchase of these early exercised shares from Abi Adeoti in January 2024. The amount is charged against the ‘Early exercised shares liability’.

The early exercised shares liability amounting to $8,550 and $8,650 is outstanding as on March 31, 2024 and December 31, 2023, respectively, and is presented under ‘Early exercised shared liability’ on the unaudited condensed consolidated balance sheet.

Stock awards pending issuance

On December 26, 2023, the Company hired and appointed Uday Devasper as the Chief Financial Officer. As part of the Equity Incentive Plan, he is entitled to receive 215,000 shares of the Company’s common stock. As these shares have not been granted during the three months ended March 31, 2024, they are not currently included in the total grant of restricted stock units (‘RSU’) mentioned in the table below. The Company will authorize necessary additional shares for issuance to permit the grant of these shares, as necessary. Subsequently, on April 24, 2024, Uday Devasper was granted 215,000 RSU’s.

9

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Stock option activity for the three months ended March 31, 2024, and balances as at the end of March 31, 2024 were as follows:

	Number of shares	Weighted Average Grant-Date Fair Value
Unvested as at December 31, 2023	288,333	2.62
Granted	-	-
Vested	(3,333)	3.50
Forfeited	-	-
Unvested as at March 31, 2024	285,000	2.62

The compensation expense for stock option was as follows

	Three months ended March 31, 2024	Period from March 16, 2023 (inception) through March 31, 2023
General and administrative expenses	59,599	-

As at March 31, 2024, total unvested compensation cost for stock options granted to employees not yet recognized was $627,664. The Company expects to recognize this compensation over a weighted average period of approximately 3.36 years.

As at March 31, 2024, total unvested compensation cost for stock options granted to the consultant not yet recognized was $31,436. We expect to recognize this compensation over a period of 0.75 year.

10

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The weighted average fair value of option granted during period from March 16, 2023 (inception) through December 31, 2023 are provided below. The fair value was estimated on the date of grant using the Black-Scholes pricing model with the assumptions indicated below:

2023
Expected option life (years)	5.07 - 5.93 years
Expected volatility	60% - 70%
Risk-free interest rate at grant date	3.84 - 3.86%
Dividend yield	0%

Due to the absence of an active market for the Company’s common stock, the Company utilized methodologies in accordance with the framework of the American Institute of Certified Public Accountants Technical Practice Aid (Valuation of Privately Held Company Equity Securities Issued as Compensation) to estimate the fair value of its common stock. In determining the exercise prices for options granted, the Company has considered the estimated fair value of the common stock as at the grant date. The estimated fair value of the common stock has been determined at each grant date based upon a variety of factors, including the business, financial condition and results of operations, economic and industry trends, the illiquid nature of the common stock, the market performance of peer group of similar publicly traded companies, and future business plans of the Company. Significant changes to the key assumptions underlying the factors used could result in different fair values of common stock at each valuation date.

The Company based the risk-free interest rate on a U.S. Treasury Bond Yield with a term substantially equal to the option’s expected term.

The Company based the expected volatility on a blend of historical volatility and implied volatility derived from price of publicly traded shares of peer group of similar companies.

The expected term represents the period that stock-based awards are expected to be outstanding. The expected term for option grants is determined using the simplified method which represents the average of the contractual term of the option and the weighted average vesting period of the option. The Company considers this appropriate as there is not sufficient historical information available to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

NOTE 4 – Investment

In October 2023, the Company subscribed to and purchased 13,949,579 ordinary shares (1.26% of the total equity) of QX Resources Limited (“QX Resources”), a limited liability company whose ordinary shares are listed on the Australian Securities Exchange (‘ASX’), for $200,000. This investment in the ordinary shares of QX Resources has been made for strategic purposes and specifically with an intention to gain access for conducting feasibility studies for the production of lithium products from the lithium brine surface anomaly identified over the 102 square-kilometer Liberty Lithium Brine Project in SaltFire, California, USA (“the Project”) for which QX Resources has a binding Option to Purchase Agreement and Operating Agreement to earn a 75% interest of the Project from IG Lithium LLC (‘the Earn-in venture’). The Company is not a direct party to the Earn-in venture and accordingly has no direct or indirect economic or controlling interest either in the Project or in any of the associated rights originating from the Earn-in venture held by QX Resources. The Company will conduct feasibility studies to assess the lithium brine at its own cost and if successful, will have the option to execute a commercial off-take agreement with QX Resources for the supply of brine from the Project. No formal off-take agreement has been executed as at March 31, 2024. Further, no material expenses have been incurred towards the feasibility studies during the three months ended March 31, 2024. All costs associated with the feasibility studies would be expensed as incurred.

The Company neither has a controlling financial interest nor does it exercise significant influence over QX Resources. Accordingly, the investment in QX Resources’ ordinary shares does not result in either consolidation or application of equity method of accounting for the Company.

11

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

QX Resources’ ordinary shares are listed on the ASX with a readily determinable fair value and change in fair value is recognized in the unaudited condensed consolidated statement of operations. Accordingly, the investment in these securities has been recorded at cost at initial recognition and at fair value of $163,898 as at March 31, 2024. The Company recognized a loss of $54,658 and nil during the three months ended March 31, 2024 and the period from March 16, 2023 (inception) to March 31, 2023, respectively, due to change in fair value of securities in the unaudited condensed consolidated statement of operations. Further, this investment in securities has been disclosed outside of current assets on the unaudited condensed consolidated balance sheet in accordance with ASC 210-10-45-4 because the investment has been made for the purpose of affiliation and continuing business reasons as described above.

NOTE 5 - Common stock

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to prior rights of the convertible preferred stockholders. Common stock issued and outstanding on the unaudited condensed consolidated balance sheet and condensed consolidated statement of stockholders’ deficit includes shares related to restricted stock that are subject to repurchase.

The Company is authorized to issue 15,000,000 shares, par value of $0.00001 per share, of common stock. At March 31, 2024, the Company had 9,017,300 shares of common stock issued and outstanding. The Company reserved shares of its common stock for the potential future issuance of 205,000 shares under stock option award arrangements.

Subsequent to March 31, 2024, the Board of Directors authorized the adoption to increase the number of shares of Common Stock authorized for issuance under the 2023 Equity Plan by 250,000 shares of Common Stock.

NOTE 6 - SIMPLE AGREEMENT FOR FUTURE EQUITY (SAFE Notes)

On June 6, 2023, the Company received $2,000,000 in cash from a single investor and funded a SAFE note on August 15, 2023. The funds were received from an unrelated third party, through its entity which is currently being managed under the purview of an Investment Management Agreement between them and VIKASA Capital Advisors, LLC (a related party) in consideration for which VIKASA Capital Advisors, LLC is paid investment management fees.

On November 20, 2023, the Company received an additional $2,000,000 in cash from a single investor, which, along with the $1,000,000 deposit received in September, funded a new $3,000,000 SAFE note. On February 23, 2024, the Company entered into a third SAFE and received an additional $200,000 in cash from a single investor.

The SAFE notes are classified as a liability based on evaluating characteristics of the instrument and is presented at fair value as a non-current liability in the Company’s unaudited condensed consolidated balance sheets. The SAFE notes provide the Company an option to call for additional preferred stock up to $25,000,000 based on the contingent event of SAFE notes conversion and notice issued by the Board, and achievement of certain milestones, for up to 42 months following such conversion. This feature was determined to be an embedded feature and is valued as part of the liability value associated with the instrument as a whole. The terms for SAFE notes were amended on November 18, 2023 for both the original and new issuance to introduce a discount rate of 20% to the lowest price per share of preferred stock sold or the listing price of the Company’s common stock upon consummation of a SPAC transaction or IPO. Additionally, the SAFE notes provides the investor certain rights upon an equity financing, change in control or dissolution.

On March 21, 2024, the Company entered into Financing Commitment and Equity Line of Credit Agreement with AIGD. The agreement replaced the above contingent commitment feature of the SAFEs with granting Company an option to drawdown up an additional $15,000,000 on terms similar to the SAFEs prior to the first effective time. On April 24, 2024, the Company amended and restated the August 2023 SAFE note and the November 2023 SAFE note. On May 1, 2024, the Company amended and restated the February 2024 SAFE note. These amendments clarify the conversion mechanism in connection with the Business Combination.

The estimated fair value of the SAFE notes considered the timing of issuance and whether there were changes in the various scenarios since issuance. As at March 31, 2024 and December 31, 2023, the fair value of the SAFE notes is $5,520,100 and $5,212,200 respectively; and is classified as a non-current liability. The SAFE notes had no interest rate or maturity date, description of dividend and participation rights. The liquidation preference of the SAFE notes is junior to other outstanding indebtedness and creditor claims, on par with payments for other SAFEs and/or preferred equity, and senior to payments for other equity of the Company that is not SAFEs and/or pari preferred equity.

12

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 7 - Fair Value Measurements

The following tables summarize the Company’s assets and liabilities that are measured at fair value in the unaudited condensed consolidated financial statements:

	Fair Value Measurements as at December 31, 2023
	Level 1	Level 2	Level 3	Total
Other noncurrent assets:
Investment in equity securities (a)	$218,556	$-	$-	$218,556
Total financial assets	$218,556	$-	$-	$218,556

	Fair Value Measurements as at March 31, 2024
	Level 1	Level 2	Level 3	Total
Other noncurrent assets:
Investment in equity securities (a)	$163,898	$-	$-	$163,898
Total financial assets	$163,898	$-	$-	$163,898

	Fair Value Measurements as at December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities
SAFE notes (b)	$-	$-	$5,212,200	$5,212,200
Total financial liabilities	$-	$-	$5,212,200	$5,212,200

	Fair Value Measurements as at March 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities
SAFE notes (b)	$-	$-	$5,520,100	$5,520,100
Total financial liabilities	$-	$-	$5,520,100	$5,520,100

(a) These represent equity investments with a readily determinable fair value. The Company has measured its investments to fair value in accordance with ASC 321, Investments-Equity Securities, based on quoted prices in active markets.

(b) The valuation of the Level 3 measurement considered the probabilities of the occurrence of the scenarios as discussed in Note 2 the audited consolidated financial statements and notes thereto for the period March 16, 2023 to December 31, 2023 included in the Company’s registration statement on Form S-4/A filed with the SEC on May 8, 2024.

The following table provides a reconciliation of activity and changes in fair value for the Company’s SAFE notes using inputs classified as:

SAFE notes at Fair Value
Balance as at March 16, 2023 (inception) and March 31, 2023	$-
Issuance of SAFE notes	5,000,000
Change in fair value	212,200
Balance as at December 31, 2023	$5,212,200
Issuance of SAFE notes	200,000
Change in fair value	107,900
Balance as at March 31, 2024	$5,520,100

13

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The valuation of the Level 3 measurement for SAFE notes considered the probabilities of the occurrence of the scenarios as discussed in Note 2 of the audited consolidated financial statements and notes thereto for the period March 16, 2023 to December 31, 2023 included in the Company’s registration statement on Form S-4/A filed with the SEC on May 8, 2024. The Company valued the SAFE notes based on the occurrence of the preferred financing or a SPAC transaction. As of the date of initial measurement and as of March 31, 2024 and December 31, 2023, the management has assigned zero probability for a change in control event or a dissolution event. The fair value of the SAFE notes was estimated based upon the expected conversion of the SAFE notes at the proposed business combination event with implied total yield at 70.28% and 39.49% as at March 31, 2024 and December 31, 2023 respectively. The SAFE notes are expected to be converted into preferred stock or common stock at a discount rate of 20% on the issue price.

NOTE 8 – PROMISSORY NOTES

In March 2023, the Company entered into unsecured notes payable with three related parties as described in Note 12. These notes payable provided the Company the ability to draw up to $1,000,000, in aggregate: $160,000 until December 31, 2023 and $840,000 until December 31, 2025. These loan facilities accrue interest, compounding semi-annually, at the long-term semiannual Applicable Federal Rate, as established by the Internal Revenue Service, which effectively was 3.71%.

As at March 31, 2024, the Company had $840,000 available to draw.

NOTE 9 - SEGMENT REPORTING

The Company reports segment information in the same way management internally organizes the business in assessing performance and making decisions regarding allocation of resources in accordance with ASC 280, “Segment Reporting”. The Company has a single reportable operating segment which operates as a single business platform. In reaching this conclusion, management considered the definition of the Chief Operating Decision Maker (“CODM”), how the business is defined by the CODM, the nature of the information provided to the CODM, how the CODM uses such information to make operating decisions, and how resources and performance are assessed. The Company has a single, common management team and our cash flows are reported and reviewed with no distinct cash flows.

NOTE 10 - RELATED PARTY TRANSACTIONS

The Company entered into a service agreement with VIKASA Capital Partners LLC (“VCP”) on March 16, 2023, for services associated with setting up a lithium refinery. VCP provides formation and organization structure advisory, capital market advisory, marketing advisory services and other consulting and advisory services with respect to the Company’s organization. Under the service agreement and subsequent amendments, VCP can be compensated for advisory services up to total of $1,050,000, of which $980,000 has been incurred to date.

On March 16, 2023, the Company entered into a consulting agreement with 7636 Holdings LLC, which was subsequently amended on April 1, 2023, and also separately entered into an agreement with VIKASA Capital LLC. The agreement primarily provides compensation for strategic, business, financial, operations and industry advisory services to the Company’s planned development of a lithium refinery operation.

14

Stardust Power Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The Company incurred the following expenses with related parties, which were all affiliates of the Company:

	Three months ended March 31, 2024	Period from March 16, 2023 (inception) through March 31, 2023

Consulting expenses under contract due to:
VIKASA Capital Partners LLC	$-	$85,000
7636 Holdings LLC	-	11,806
Total consulting expenses	-	96,806

Other expenses paid on the Company’s behalf due to:
VIKASA Capital LLC	-	30,851
VIKASA Capital Partners LLC	-	4,198
Total other expenses paid on the Company’s behalf	-	35,049

Total	$-	$131,855

As of March 31, 2023, none of these expenses were paid and, $131,855 was due to related parties. During the period from March 16, 2023 (inception) through March 31, 2023, the Company provided shares to shareholders in exchange for a subscription receivable of $90. The Company subsequently received the $90 on June 14, 2023. As at March 31, 2024 and December 31, 2023, no amounts were due to related parties of the Company.

The Company entered into notes payable agreement of $1,000,000 with the following related parties, which were all affiliates of the Company:

	Three months ended March 31, 2024	Period from March 16, 2023 (inception) through March 31, 2023

Energy Transition Investors LLC	$-	$750,000
Vikasa Clean Energy I LP	-	160,000
Roshan Pujari	-	90,000
Notes obtained from related parties	$-	$1,000,000

VIKASA Capital LLC facilitated the initial funding of the notes obtained on behalf of the related parties. As of March 31, 2023, $103 of interest on these notes was payable. As at March 31, 2024 and December 31, 2023, the Company had repaid all the above notes.

NOTE 11 - SUBSEQUENT EVENTS

On April 24, 2024, the Company entered into a convertible equity agreement for $2,000,000 with AIGD. Further, the Company entered into separate convertible equity agreements with other individuals for a total of $100,000 in April 2024, based on similar terms to the AIGD Convertible Equity Agreement. In accordance with the terms of the Convertible Equity Agreements, immediately prior to the first Effective time, the cash received pursuant to the Convertible Equity Agreements will automatically convert into 55,889 shares of Combined Company Common Stock.

The Company has evaluated subsequent events through the date the consolidated financial statements were available to be issued and there are no other items that would have had a material impact on the Company’s condensed consolidated financial statements.

15